Exhibit 99.1

N E W S R E L E A S E

Atmel Reports Third Quarter 2013 Financial Results

SAN JOSE, CA, October 30, 2013 -- Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its third quarter ended September 30, 2013.

	GAAP			Non-GAAP
	Q3 2013	Q2 2013	Q3 2012	Q3 2013	Q2 2013	Q3 2012
Net revenue	$356.3	$347.8	$361.0	$356.3	$347.8	$361.0
Gross margin	40.3%	42.5%	43.1%	43.1%	42.6%	43.7%
Operating margin	3.1%	5.6%	7.6%	10.6%	7.9%	12.7%
Net income	$5.4	$13.0	$21.6	$37.7	$25.3	$43.0
Diluted EPS	$0.01	$0.03	$0.05	$0.09	$0.06	$0.10

(In millions, except earnings per share data and percentages)

Revenue for the third quarter of 2013 was $356.3 million, a 2% increase compared to $347.8 million for the second quarter of 2013, and 1% lower compared to $361.0 million for the third quarter of 2012. Excluding the Serial Flash divestiture that occurred in September 2012, third quarter 2013 revenue increased 2% from the third quarter of the prior year.

GAAP net income totaled $5.4 million or $0.01 per diluted share for the third quarter of 2013. This compares to $13.0 million or $0.03 per diluted share for the second quarter of 2013, and $21.6 million or $0.05 per diluted share for the third quarter of 2012.

GAAP gross margin was 40.3% in the third quarter of 2013 and included an $8.9 million loss related to a foundry arrangement. This compares to 42.5% for the second quarter of 2013 and 43.1% for the third quarter of 2012.

Non-GAAP net income for the third quarter of 2013 totaled $37.7 million or $0.09 per diluted share, compared to $25.3 million or $0.06 per diluted share in the second quarter of 2013, and $43.0 million or $0.10 per diluted share for the year-ago quarter. Refer to the non-GAAP reconciliation table included in this release for more details.

Non-GAAP gross margin was 43.1% in the third quarter of 2013 as compared to 42.6% in the preceding quarter and 43.7% in the third quarter of 2012. Refer to the non-GAAP reconciliation table included in this release for more details.

“We delivered solid third quarter results highlighted by increased revenue from the industrial, consumer, and automotive end markets,” said Steve Laub, Atmel's President and Chief Executive Officer. “We are well positioned in attractive markets with leadership products and despite a challenging industry environment we expect further margin expansion in the fourth quarter.”

Cash provided by operations totaled approximately $82.1 million for the third quarter of 2013, compared to $8.6 million for the second quarter of 2013 and $53.6 million for the third quarter of 2012. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $270.9 million at the end of the third quarter of 2013, an increase of $44.3 million from the immediately preceding quarter. This increase resulted principally from improved operating performance, a substantial reduction in inventory and lower receivables. The increase in cash balances is after repurchasing $34.4 million of common stock.

Company Highlights

•	Introduced new ultra low-power ARM® Cortex®-M0+ based solution for sensor hub management

•
First-to-market with flexible smart energy platform, built around a dual-core ARM® Cortex-M4 architecture, for smart grid communications, electricity, gas and water metering systems and energy measurement applications

•	Launched new RF receiver family featuring the industry's lowest power consumption for the automotive and smart RF markets

•	Sony selects Atmel's ultra-low power Wi-Fi solution for the BRAVIA Smart Stick next generation Google TV remote control

•	Atmel’s ultra-low-power AVR- and ARM-based microcontrollers powering TomTom’s runner and multi-sport watches

•	Expanded maXTouch T Series with next-generation touch controllers offering the most advanced touch features for smartphones, phablets and tablets

•	New Android product introductions featuring maXTouch include Xiaomi’s Mi3 and Pantech’s VEGA LTE smartphones, Samsung’s Galaxy Note 10.1” 2014 Edition and LG Electronics G Pad 8.3 tablets

•
Windows 8.1 designs featuring maXTouch include Microsoft’s Surface Pro 2 and RT, ASUS’ T100, UX300, X450, X550, and VivoTab TF810, Dell’s XPS12 Convertible and Latitude 7240, Lenovo’s Miix2, Samsung’s ATIV Tab 3

•	Sony commenced shipments of new PlayStation Vita featuring maXTouch

•	Commenced XSense shipments for revenue from Colorado manufacturing facility

Stock Repurchase
During the third quarter of 2013, Atmel repurchased 4.6 million shares of its common stock in the open market at an average price of $7.52 per share.

Non-GAAP Metrics
Non-GAAP net income excludes (loss) gain on foundry arrangements, recovery of receivables from foundry suppliers, restructuring charges (credit), settlement charges, acquisition-related charges, gain on sale of assets, credit from reserved grant income, share-based compensation expense, as well as the non-GAAP income tax adjustment and other non-recurring income tax items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the third quarter 2013 financial results. The conference call will be webcast live and can also be monitored by dialing 1-706-758-4519. The conference ID number is 48007417 and participants are encouraged to initiate their calls 10 minutes prior to the 2:00 p.m. PT start time to ensure a timely connection. The webcast and earnings release will be accessible at http://ir.atmel.com/ and will be archived for 12 months.

A replay of the October 30, 2013 conference call will be available the same day at approximately 5:00 p.m. PT and will be archived for 48 hours. The replay access number is 1-404-537-3406. The access code is 48007417.

About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, communications, computing and automotive markets.

©2013 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, and others are registered trademarks or trademarks of Atmel Corporation or its subsidiaries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel's forecasts, business outlook, expectations, new product launches, and beliefs are forward-looking statements that involve risks and uncertainties. These statements may include comments about our future operating and financial performance, including our outlook for 2013 and beyond, our expectations regarding market share and product revenue growth, and Atmel's strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, without limitation, general global macroeconomic conditions (especially in Europe and Asia) and fiscal budget uncertainties in the United States; the cyclical nature of the semiconductor industry; the inability to realize the anticipated benefits of transactions related to acquisitions, restructuring activities or other initiatives in a timely manner or at all; the impact of competitive products and pricing; disruption to our business caused by our increased dependence on outside foundries, and the financial instability or insolvency proceedings of those foundries and associated litigation involving us in some cases; industry and/or company overcapacity or undercapacity, including capacity constraints of our independent assembly contractors; the success of our customers' end products and timely design acceptance by our customers; timely introduction of new products and technologies (including, for example, our XSense and new maXTouch products) and implementation of new manufacturing technologies; our ability to ramp new products into volume production; our reliance on non-binding customer forecasts and the absence of long-term supply contracts with most of our customers; financial stability in foreign markets and the impact or volatility of foreign exchange rates; unanticipated changes in environmental, health and safety regulations; our dependence on selling through independent distributors; the complexity of our revenue recognition policies; information technology system failures; business interruptions, natural disasters or terrorist acts; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price or increased volatility of our common stock; disruptions in the availability of raw materials; compliance with U.S. and international laws and regulations by us and our distributors; our dependence on key personnel; our ability to protect our intellectual property rights; litigation (including intellectual property litigation in which we may be involved or in which our customers may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel's SEC reports and filings, including our Form 10-K for the year ended December 31, 2012, filed on February 26, 2013. Atmel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Peter Schuman
Senior Director, Investor Relations
(408) 437-2026

ATMEL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net revenue	$356,268	$347,816	$360,990	$1,033,227	$1,087,027

Operating expenses
Cost of revenue	212,801	199,891	205,464	610,530	617,247
Research and development	66,790	67,362	59,966	202,460	192,647
Selling, general and administrative	55,793	58,912	68,036	178,282	208,881
Acquisition-related charges	1,685	1,759	1,530	5,699	5,442
Restructuring charges (credit)	8,149	582	(1,404)	51,545	12,950
Recovery of receivables from foundry suppliers	—	(83)	—	(522)	—
Credit from reserved grant income	—	—	—	—	(10,689)
Gain on sale of assets	—	—	—	(4,430)	—
Settlement charges	—	—	—	21,600	—
Total operating expenses	345,218	328,423	333,592	1,065,164	1,026,478
Income (loss) from operations	11,050	19,393	27,398	(31,937)	60,549

Interest and other income (expense), net	1,414	(738)	153	1,028	(3,787)
Income (loss) before income taxes	12,464	18,655	27,551	(30,909)	56,762
(Provision for) benefit from income taxes	(7,038)	(5,679)	(5,915)	1,644	(13,985)
Net income (loss)	$5,426	$12,976	$21,636	$(29,265)	$42,777

Basic net income (loss) per share:
Net income (loss) per share	$0.01	$0.03	$0.05	$(0.07)	$0.10
Weighted-average shares used in basic net income (loss) per share calculations	426,621	428,239	430,845	427,944	434,894
Diluted net income (loss) per share:
Net income (loss) per share	$0.01	$0.03	$0.05	$(0.07)	$0.10
Weighted-average shares used in diluted net income (loss) per share calculations	429,639	430,536	433,295	427,944	438,232

ATMEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	September 30, 2013	December 31, 2012

Current assets
Cash and cash equivalents	$268,790	$293,370
Short-term investments	2,094	2,687
Accounts receivable, net	197,990	188,488
Inventories	287,539	348,273
Prepaids and other current assets	123,285	125,019
Total current assets	879,698	957,837
Fixed assets, net	191,261	221,044
Goodwill	106,894	104,430
Intangible assets, net	29,842	27,257
Other assets	160,760	122,965
Total assets	$1,368,455	$1,433,533

Current liabilities
Trade accounts payable	$83,618	$103,980
Accrued and other liabilities	175,131	203,510
Deferred income on shipments to distributors	50,322	29,226
Total current liabilities	309,071	336,716
Other long-term liabilities	120,348	100,179
Total liabilities	429,419	436,895
Stockholders' equity	939,036	996,638
Total liabilities and stockholders' equity	$1,368,455	$1,433,533

ATMEL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)
	Three Months Ended			Six Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
GAAP gross margin	$143,467	$147,925	$155,526	$422,697	$469,780
Loss (gain) related to foundry arrangements	8,938	(1,514)	—	7,424	—
Share-based compensation expense	1,136	1,609	2,154	4,589	6,723
Non-GAAP gross margin	$153,541	$148,020	$157,680	$434,710	$476,503

GAAP research and development expense	$66,790	$67,362	$59,966	$202,460	$192,647
Share-based compensation expense	(3,100)	(3,016)	(4,925)	(10,724)	(17,568)
Non-GAAP research and development expense	$63,690	$64,346	$55,041	$191,736	$175,079

GAAP selling, general and administrative expense	$55,793	$58,912	$68,036	$178,282	$208,881
Share-based compensation expense	(3,858)	(2,855)	(11,150)	(15,023)	(31,747)
Non-GAAP selling, general and administrative expense	$51,935	$56,057	$56,886	$163,259	$177,134

GAAP income (loss) from operations	$11,050	$19,393	$27,398	$(31,937)	$60,549
Share-based compensation expense	8,094	7,480	18,229	30,336	56,038
Acquisition-related charges	1,685	1,759	1,530	5,699	5,442
Restructuring charges (credit)	8,149	582	(1,404)	51,545	12,950
Loss (gain) related to foundry arrangements	8,938	(1,514)	—	7,424	—
Recovery of receivables from foundry suppliers	—	(83)	—	(522)	—
Credit from reserved grant income	—	—	—	—	(10,689)
Gain on sale of assets	—	—	—	(4,430)	—
Settlement charges	—	—	—	21,600	—
Non-GAAP income from operations	$37,916	$27,617	$45,753	$79,715	$124,290

GAAP (provision for) benefit from income taxes	$(7,038)	$(5,679)	$(5,915)	$1,644	$(13,985)
Adjustments for cash tax and other tax settlements	(5,449)	(4,057)	(3,047)	5,829	(9,200)
Non-GAAP provision for income taxes	$(1,589)	$(1,622)	$(2,868)	$(4,185)	$(4,785)

GAAP net income (loss)	$5,426	$12,976	$21,636	$(29,265)	$42,777
Share-based compensation expense	8,094	7,480	18,229	30,336	56,038
Acquisition-related charges	1,685	1,759	1,530	5,699	5,442
Restructuring charges (credit)	8,149	582	(1,404)	51,545	12,950
Loss (gain) related to foundry arrangements	8,938	(1,514)	—	7,424	—
Recovery of receivables from foundry suppliers	—	(83)	—	(522)	—
Credit from reserved grant income	—	—	—	—	(10,689)
Gain on sale of assets	—	—	—	(4,430)	—
Settlement charges	—	—	—	21,600	—
Tax adjustments	5,449	4,057	3,047	(5,829)	9,200
Non-GAAP net income	$37,741	$25,257	$43,038	$76,558	$115,718

GAAP net income (loss) per share - diluted	$0.01	$0.03	$0.05	$(0.07)	$0.10
Share-based compensation expense	0.02	0.02	0.04	0.07	0.12
Acquisition-related charges	0.01	0.00	0.00	0.01	0.01
Restructuring charges (credit)	0.02	0.00	(0.00)	0.12	0.03
Loss (gain) related to foundry arrangements	0.02	(0.00)	—	0.02	—
Recovery of receivables from foundry suppliers	—	(0.00)	—	(0.00)	—
Credit from reserved grant income	—	—	—	—	(0.02)
Gain on sale of assets	—	—	—	(0.01)	—
Settlement charges	—	—	—	0.05	—
Tax adjustments	0.01	0.01	0.01	(0.02)	0.02
Non-GAAP net income per share - diluted	$0.09	$0.06	$0.10	$0.17	$0.26

GAAP diluted shares	429,639	430,536	433,295	427,944	438,232
Adjusted dilutive stock awards - non-GAAP	9,207	9,131	11,034	11,707	11,840
Non-GAAP diluted shares	438,846	439,667	444,329	439,651	450,072

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel's operations that, when viewed in conjunction with Atmel's GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel's business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect information used by the company's management in assessing its business, which may change from time to time.

Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel's results “through the eyes” of management as these non-GAAP financial measures reflect Atmel's internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel's operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel's operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures may facilitate comparisons to Atmel's historical operating results and to competitors' operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel's reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided above.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•	Loss (gain) related to foundry arrangements.

Loss (gain) related to foundry arrangements relates to the increase or reduction of estimated losses previously recorded with respect to European foundry “take or pay” arrangements for wafers to be delivered during the remaining term of the arrangement.   Atmel believes that it is appropriate to exclude a loss (gain) related to foundry arrangements from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Recovery of receivables from foundry suppliers.

Recovery of receivables from foundry suppliers relates to the Company's assessment of the probability of collecting on receivables from European foundry suppliers for certain services provided by Atmel to those foundries.  Atmel believes that it is appropriate to exclude recovery of receivables from foundry suppliers from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Share-based compensation expense.

Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. This includes share-based compensation expense related to performance-based restricted stock units for which Atmel recognizes share-based compensation expense to the extent management believes it is probable that Atmel will achieve the performance criteria which occurs before these awards actually vest. If the performance goals are unlikely to be met, no compensation expense is recognized and any previously recognized compensation expense is reversed. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel's control. As a result, management excludes this item from Atmel's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Atmel's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Acquisition-related charges.

Acquisition-related charges include: (1) amortization of purchased intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade names and non-compete agreements and (2) contingent compensation expense, which includes compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management's evaluation of potential acquisitions or Atmel's performance after completion of acquisitions, because they are not related to Atmel's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	Restructuring charges (credit).

Restructuring charges (credit) primarily relate to expenses necessary to make infrastructure-related changes to Atmel's operating costs. Restructuring charges (credit) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Atmel has engaged in various restructuring activities in recent years, each has been a discrete event based on a unique set of business objectives. Atmel believes that it is appropriate to exclude restructuring charges (credit) from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Credit from reserved grant income.

Atmel recognized a credit from reserved grant income as a result of a ministerial decision executed by the Greek government providing for a partial refund of an outstanding state grant previously made. Based on the execution of this ministerial decision and the subsequent publication of that decision, management determined that it would not be required to repay the full amount of the outstanding grant. Atmel believes that it is appropriate to exclude credit from reserved grant income from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Gain on sale of assets.

Atmel recognizes gains resulting from the sale of certain non-strategic assets that no longer align with Atmel's long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.

•	Settlement charges.

Settlement charges related to legal settlements undertaken in connection with actual or anticipated litigation, or activities undertaken in preparation for, or anticipation of, possible litigation related to intellectual property, customer claims or other matters affecting the business that are generally not reflective of ongoing company performance or ordinary course of litigation expenses.

•	Non-GAAP tax adjustments.

In conjunction with the implementation of Atmel's global structure changes which took effect January 1, 2011, the company changed its methodology for reporting non-GAAP taxes. Beginning in the first quarter of 2011, Atmel's non-GAAP tax amounts approximate operating cash tax expense, similar to the liability reported on Atmel's tax returns. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Atmel forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.